   As filed with the Securities and Exchange Commission on August 14, 1997
                                                 Registration No.333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         ---------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         ---------------------------
                           SCOPUS TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)
          CALIFORNIA                                    94-3134998
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                  Identification Number)

                         1900 POWELL ST., SUITE 700
                        EMERYVILLE, CALIFORNIA 94608
                               (510) 428-0500
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           1991 STOCK OPTION PLAN

                          (Full title of the plans)
                         ---------------------------
                             MICHELE L. AXELSON
                           CHIEF FINANCIAL OFFICER
                           SCOPUS TECHNOLOGY, INC.
                         1900 POWELL ST., SUITE 700
                        EMERYVILLE, CALIFORNIA 94608
                               (510) 428-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ---------------------------
                                  Copy to:
                           HOWARD S. ZEPRUN, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050

                       CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                             Proposed Maximum     Proposed Maximum    Amount of
                   Title of Securities                        Amount to be    Offering Price     Aggregate Offering  Registration
                   to be Registered                            Registered      Per Share(1)            Price             Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value
-----------------------------------------------------------------------------------------------------------------------------------
-  To be issued upon exercise of options issuable under
    the Company's 1991 Stock Option Plan (the "1991 Plan")       1,500,000            27.813             41,719,500    $12,642.27
-----------------------------------------------------------------------------------------------------------------------------------
      Total                                                      1,500,000           $27.813            $41,719,500    $12,642.27
===================================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 1,500,000 shares reserved for issuance under the 1991 Stock Option Plan has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on August 11, 1997

                            SCOPUS TECHNOLOGY, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     b. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 29, 1995, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Counsel for the Company, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the 1991 Option Plan be legally and validly issued, fully paid and nonassessable. Certain members of Wilson Sonsini Goodrich & Rosati, and investment partnerships of which such persons are partners, beneficially owned 750 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Restated Articles of Incorporation and
Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    INDEX TO EXHIBITS.

          Exhibit
          Number               Description of Document
          -------              -----------------------
            4.1                1991 Stock Option Plan, as amended, together with form of option agreement
                               thereunder

            5.1                Opinion of Counsel as to legality of securities being registered

           23.1                Consent of Coopers & Lybrand L.L.P., Independent Accountants.

           23.2                Consent of Counsel (contained in Exhibit 5.1).

           24.1                Powers of Attorney (see page 4).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on August 14, 1997.

                                    SCOPUS TECHNOLOGY, INC.


                                    By: /s/ Michele L. Axelson
                                        ----------------------
                                        Michele L. Axelson
                                        Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ori Sasson and Michele L. Axelson, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                           Title                        Date
---------------------------     -----------------------------       ---------------
                                Director, Chairman and Chief        August 14, 1997
/s/ Ori Sasson                  Executive Officer (Principal
---------------------------     Executive Officer)
    Ori Sasson

/s/ Michele L. Axelson          Chief Financial Officer             August 14, 1997
----------------------------    (Principal
    Michele L. Axelson          Financial and Accounting Officer)

/s/ J. Michael Cline            Director                            August 14, 1997
----------------------------
    J. Michael Cline

/s/ Ronald Abelmann             Director                            August 14, 1997
----------------------------
    Ronald Abelmann

/s/ Christopher R. Gibbons      Director                            August 14, 1997
----------------------------
    Christopher R. Gibbons

/s/ Max Hopper                  Director                            August 14, 1997
----------------------------
    Max Hopper